Exhibit 10.12




October 9, 1997




Mr. Carl D. Hornbeak
Eskimo Pie Corporation
901 Moorefield Park Drive
Richmond, VA 23236

Dear Carl,

This will confirm our discussion today in which I advised you that in connection with your voluntary resignation from the employment of, and as an officer of, Eskimo Pie Corporation effective January 31, 1998 as evidenced by your signature to this letter, we have agreed upon the following:

1. The Company will (a) consider your employment status active through October 31, 1997; (b) will provide you with paid leave through January 31, 1998 on the same basis as if you were actively employed; (c) will continue your current base salary after the date of your resignation through December 31, 1998, regardless whether or not you commence new employment, and less applicable withholding taxes; (d) provide medical, dental, basic life insurance, long term disability and savings plan eligibility on the same basis as if you were actively employed through January 31, 1998; (e) provide for accelerated vesting of the 617 shares of restricted stock awarded to you under the 1992 Incentive Stock Plan which are still subject to restriction, such that all remaining restrictions will lapse as of January 31, 1998; (f) provide an extension of eligibility to exercise stock options under the 1992 and 1996 Incentive Stock Plans through April 30, 1998; all of the foregoing being contingent, however, upon your execution of the Release in the form attached to this letter as Appendix "A." It is understood that this salary continuation, benefits continuation and the other preceding provisions of this paragraph are additional consideration to you and are not anything to which you are otherwise entitled.

      This also will confirm that you will have at least 10 years of credited service under the Company's Executive Retirement Plan (the "Plan") as of the date of your resignation and will receive the benefits to which you are entitled under the Plan in accordance with the terms of the Plan.

Mr. Carl D. Hornbeak
October 9, 1997
Page 2


2. I have advised you and am advising you that you should consult an attorney prior to executing the Release in the form attached as Appendix "A" and you will have until October 30, 1997 (21 days) to consider executing the Release. Following your execution of the Release, you will then have a period of seven (7) days during which time you may revoke the Release, and thus the Release will not become effective or enforceable until the seven
      (7) day revocation period has passed.

3. You agree not to disclose any proprietary or confidential information you may have acquired or received during your employment with the Company; provided, however, that this prohibition shall not apply to information that (a) is or becomes generally available to the public other than as a result of a disclosure by you, (b) becomes available to you on a non-confidential basis from a source other than the Company or its representatives which source has the right to disclose it or (c) was known to you on a non-confidential basis prior to your employment by the Company.

4. You agree to be cooperative in the transfer of your normal job responsibilities and return to the Company all keys, credit cards or other items of Company property that may be in your possession on or before October 31, 1997. You also agree not to libel or slander the Company, its business or any of its officers or employees.

      This also will confirm that your authority as an officer and employee of the Company will cease October 31, 1997. In addition, your perquisite and club allowances will cease October 31, 1997.

5. You agree to be available for assistance and consultation via telephone during the salary continuation period. We agree that this is to be for reasonable and infrequent periods of time, not to exceed more than 10 hours per month, unless we mutually agree otherwise.

6. As a condition of this letter agreement, you agree not to discuss the terms or existence of this letter agreement with any other person other than members of your immediate family, and such professional advisors as you deem necessary who also agree to keep these matters confidential. The continuation of the salary and benefits, as well as the other provisions described in paragraph 1 above, shall be conditioned upon your continued compliance with the provisions of this paragraph 6 and the other provisions of this letter.

Mr. Carl D. Hornbeak
October 9, 1997
Page 3


7. This letter agreement reflects the entire understanding between you and the Company regarding the terms of your resignation and no other provisions, conditions, representations or warranties have been made to you on behalf of the Company. This letter agreement shall be binding on the Company and its successors and assigns, if any.

                                                  Very truly yours,

                                                  /s/ David B. Kewer

                                                  David B. Kewer
                                                  President


Enclosure


AGREED:  /s/  Carl D. Hornbeak
                    Carl D. Hornbeak


DATED: October 10, 1997

                                   APPENDIX A



                            GENERAL RELEASE OF CLAIMS

In consideration of the benefits promised me in a certain letter from David B. Kewer to me dated October 9, 1997, the sufficiency of which is hereby acknowledged, I hereby release ESKIMO PIE CORPORATION, its successors and assigns, together with it and its successors' and assigns' officers, directors and employees from any and all rights and claims, including rights and claims which may arise under the Federal Age Discrimination Employment Act, whatsoever in law or in equity, which I ever had, now have, or which I, my heirs, executors, administrators and assigns hereafter can, shall or may have based upon or arising out of my employment or the termination of my employment with the Company which terminated by my resignation effective January 31, 1998, other than the rights I have under Company-sponsored benefit plans or as set forth in the above-referenced letter dated October 9, 1997.

  This Release is given voluntarily by me and with knowledge of Federal, state and local laws concerning unlawful discrimination and wrongful discharge. I fully understand that the execution of this Agreement by the Company and the payment of sums pursuant hereto is in no way an acknowledgment by the Company of any discriminatory, wrongful or improper acts whatsoever. I am aware that payment is subject to ordinary tax withholding, including FICA.


                                      /s/ Carl D. Hornbeak
                                      --------------------
                                          Carl D. Hornbeak


STATE OF VIRGINIA

CITY/COUNTY OF Chesterfield, to-wit:

I, Rose S. Borkey, a Notary Public in and for the jurisdiction aforesaid, do certify that whose signature appears above, has acknowledged the same before me in my jurisdiction aforesaid.

My commission expires: May 31, 2001.

                    Given under my hand and seal this 16th day of October, 1997.

                                          /s/ Rose S. Borkey
                                        ---------------------------
                                              Notary Public